SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 3, 2001
Date of report

I-FLOW CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (I.R.S. Employer Identification Number)

20202 Windrow Drive
Lake Forest, CA 92630
(Address of Principal Executive Offices)

(949) 206-2700
(Registrant’s telephone number, including area code)

ITEM 5. OTHER
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1 - MERGER AGREEMENT
EXHIBIT 3.1 - CERTIFICATE OF INCORPORATION
EXHIBIT 3.2 - BYLAWS

ITEM 5. OTHER

     Reincorporation in Delaware

     On July 30, 2001, I-Flow Corporation, a California corporation (“I-Flow California”), completed a reincorporation in Delaware (the “Reincorporation”) through the merger of I-Flow California with and into its wholly-owned subsidiary, I-Flow Corporation, a Delaware corporation (“I-Flow Delaware” or the “Company”). As of the effective date of the merger, I-Flow California ceased to exist.

     The Reincorporation effects a change in the legal domicile of the Company and will not result in any change in the Company’s business, management, employees, fiscal year, assets or liabilities, location of any of the facilities (including corporate headquarters) and will not result in any relocation of management or other employees. The Reincorporation was approved by the holders of a majority of the outstanding shares of common stock of I-Flow California on May 17, 2001.

     Pursuant to the Merger Agreement between I-Flow Delaware and I-Flow California, each share of I-Flow California’s common stock was automatically converted into one share of I-Flow Delaware’s common stock, par value $0.001 per share, and each previously issued share of I-Flow California common stock was cancelled on the effective date of the merger. IT IS NOT NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF I-FLOW DELAWARE.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Set forth below is a list of exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit

2.1	Merger Agreement by and between I-Flow Corporation, a Delaware corporation, and I-Flow Corporation, a California corporation, dated July 27, 2001

3.1	Certificate of Incorporation of I-Flow Corporation, a Delaware corporation

3.2	Bylaws of I-Flow Corporation, a Delaware corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2001	I-FLOW CORPORATION

	By:	/s/ Donald M. Earhart

Donald M. Earhart, President, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Merger Agreement by and between I-Flow Corporation, a Delaware corporation, and I-Flow Corporation, a California corporation, dated July 27, 2001

3.1	Certificate of Incorporation of I-Flow Corporation, a Delaware corporation

3.2	Bylaws of I-Flow Corporation, a Delaware corporation